Exhibit 99.1

Interline Brands, Inc. Announces Receipt of Requisite Consents In Its

Consent Solicitation Relating to the 7.00% Senior Subordinated Notes due 2018

JACKSONVILLE, Fla., June 28, 2012

Interline Brands, Inc., a Delaware corporation (NYSE: IBI) (the “Company”), announced today that, pursuant to its previously announced solicitation of consents (the “Consent Solicitation”) by its wholly owned subsidiary, Interline Brands, Inc., a New Jersey corporation (the “Issuer”), to holders of its outstanding 7.00% Senior Subordinated Notes due 2018 (the “Notes”), the Issuer has received the requisite consents to the Indenture, dated as of November 16, 2010 (as amended by the First Supplemental Indenture, dated June 19, 2012, the “Indenture”), to modify the definition of “Change of Control” contained in, and add a definition of “Permitted Holders”, (the “Solicited Amendments”), to the Indenture, to allow GS Capital Partners VI, L.P., P2 Capital Master Fund I, L.P. and their respective affiliates (collectively, the “New Sponsors”) to jointly acquire control (the “Merger”) of the Company (together with its direct and indirect subsidiaries, collectively, “we,” “us” or “Interline Brands”), without triggering a “Change of Control” as defined in the Indenture.

As consideration for the Solicited Amendments:

(i)                                     Isabelle Acquisition Sub Inc. will make a cash payment on behalf of the Issuer of $5.00 per $1,000 (the “Consent Payment”) in aggregate principal amount of Notes held by each holder who has validly delivered a duly executed consent at or prior to the Expiration Time (as defined below) and who has not revoked the consent in accordance with the procedure described in the Consent Solicitation Statement dated June 21, 2012 (the “Consent Solicitation Statement”);

(ii)                                  the Issuer will amend the Indenture to increase the interest rate on the Notes under the Indenture from 7.00% to 7.50% per annum;

(iii)                               the Issuer will amend the Indenture to increase the redemption price of the Notes for the twelve-month period commencing on November 15, 2013 and ending on November 14, 2014 to 105.625% and the period commencing on November 15, 2014 and ending on November 14, 2017 to 103.75%;

(iv)                              the Issuer will amend the Indenture to make the Notes senior notes ranking equal in right of payment to all future incurrences of senior indebtedness (including indebtedness under the new asset based loan facility expected to be entered into in connection with the Merger) by amending the definition of “Senior Indebtedness” to include only indebtedness that is outstanding immediately prior to the date that the Merger is consummated (including any amendment or modification to such indebtedness); and

(v)                                 the Issuer will amend the Indenture to replace the restriction on the incurrence of secured indebtedness contained in the anti-layering covenant with a covenant restricting the Issuer and the Subsidiary Guarantors from incurring liens, other than certain Permitted Liens (as defined in the Consent Solicitation Statement), without equally and ratably securing the Notes, which Permitted Liens will include customary exclusions as well as a basket for Permitted Liens based on a 2.25 to 1.00 secured leverage ratio test for incurrence of secured indebtedness by the Issuer and its restricted subsidiaries.

The amendments set forth above in paragraphs (ii) to (v) (such amendments, the “Beneficial Amendments”), together with the Solicited Amendments, comprise the proposed amendments (the “Proposed Amendments”).

The consent solicitation expired at 5:00 p.m., New York City time, on June 28, 2012 (the “Expiration Time”). Following receipt of consents for the Proposed Amendments from holders of more than a majority of the aggregate principal amount of all outstanding

Notes, voting as a single class, effective June 27, 2012, the Issuers entered into a supplemental indenture with respect to the Indenture reflecting the amendments described above (the “Supplemental Indenture” and such time, the “Effective Time”). Pursuant to the terms of the Supplemental Indenture, the Solicited Amendments became effective and binding on all holders of the Notes at the Effective Time. However, the Beneficial Amendments will become operative only if and when the Merger is consummated. If the Merger is not consummated at or prior to 5:30 p.m., New York City time, on November 29, 2012 (as such date may be extended pursuant to the Agreement and Plan of Merger (the “Merger Agreement”) entered into by the Company, Isabelle Holding Company Inc., and Isabelle Acquisition Sub Inc. on May 29, 2012) (the “Merger Outside Date”), all of the Proposed Amendments, including the Solicited Amendments shall no longer be part of the Indenture and shall be of no further effect. Only holders of Notes whose Consents were validly delivered (and not validly revoked) at or prior to the Expiration Time are eligible to receive the Consent Payment. All holders (including non-consenting holders) of Notes will be bound by the Supplemental Indenture.  The Consent Payment will be paid within three business days after the “Cut-Off Date” referred to in the Merger Agreement (but in any event no later than July 27, 2012) if the Merger Agreement has not theretofore been terminated and the other conditions set forth in the Consent Solicitation Statement have been satisfied or waived.

Any inquiries may be directed to Global Bondholder Services Corporation, the Information and Tabulation Agent, at (212) 430-3774 (collect) or (866)-937-2200 (toll free). Any persons with questions regarding the consent solicitation should contact the Solicitation Agents, Goldman, Sachs & Co., at (212) 357-0345 (collect) or (800) 828-3182 (toll free) or BofA Merrill Lynch, at (980) 387-3907 (collect) or (888) 292-0070 (toll free).

This announcement is for information purposes only and is neither an offer to sell nor a solicitation of an offer to buy any security. This announcement is also not a solicitation of consents with respect to the Proposed Amendments or any securities. No recommendation is being made as to whether holders of Notes should consent to the Proposed Amendments. The solicitation of consents is not being made in any jurisdiction in which, or to or from any person to or from whom, it is unlawful to make such solicitation under applicable state or foreign securities or “blue sky” laws.

About Interline

Interline Brands is a leading distributor and direct marketer with headquarters in Jacksonville, Florida. Interline Brands provides broad-line MRO products to a diversified customer base of facilities maintenance professionals, professional contractors, and specialty distributors primarily throughout North America, Central America and the Caribbean. For more information, visit the Company’s website at http://www.interlinebrands.com.

Forward-Looking Statements

Certain statements set forth in this press release constitute “forward-looking statements” as that term is defined under Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.

Forward-looking statements include information concerning possible or assumed future results of operations, descriptions of our business plans and strategies, the expected timing of the Merger, and the effect of the Proposed Amendments or the Merger on the Notes or on us. These statements often include words such as “anticipate,” “expect,” “suggest,” “plan,” “believe,” “intend,” “estimate,” “target,” “project,” “forecast,” “should,” “could,” “would,” “may,” “will” and other similar expressions. We base these forward-looking statements on our current expectations, plans and assumptions that we have made in light of our experience in the industry, as well as our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances and at the time such statements were made. Although we believe that these forward-looking statements are based on reasonable assumptions, you should be aware that many important factors could affect our actual financial results, results of operations, the Proposed Amendments, the Notes, the Merger or the related financing, and could cause our actual results or the Proposed Amendments, the Merger or the related financing to differ materially from those expressed in the forward-looking statements. Such factors include, but are not limited to, those set forth under the heading “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 30, 2011 and in any report, statement or other information that we incorporate by reference in the Consent Solicitation Statement. You should consider these areas of risk in connection with considering any forward-looking statements that may be made by us generally. The forward-looking statements contained in this press release speak only as of the date of this press release. Except as may be required by the federal securities laws, we undertake no obligation to publicly release the result of any revisions to these forward-looking statements to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.